EXHIBIT 10.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.


Warrant to Purchase                             Issue Date:  February 4, 2002
1,538,461  Shares



                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                                  I-TRAX, INC.


         THIS CERTIFIES that PALLADIN OPPORTUNITY FUND LLC or any subsequent holder hereof (the "Holder"), has the right to purchase from I-TRAX, INC., a Delaware corporation (the "Company"), up to 1,538,461 fully paid and nonassessable shares of the Company's Common Stock (the "Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued (the "Issue Date") and ending at 5:00 p.m., eastern time, on the date that is the fifth (5th) anniversary of the Issue Date (the "Expiration Date"). This Warrant is issued, and all rights hereunder shall be, subject to all of the conditions, limitations and provisions set forth herein and in the Purchase Agreement, dated as of February 4, 2002 by and among the Company and the Holder (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Agreement or the Debentures, as applicable.

         1.       Exercise.

         (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The "Exercise Price" payable by the Holder in connection with the exercise of this Warrant shall be equal to $1.10 (subject to adjustment for the events specified in Section 6 below).

         (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 6:00 p.m., eastern time, on the Business Day (as defined below) on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company and to its designated transfer agent or co-transfer agent in the United States for the Common Stock (the "Transfer Agent") a copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice") stating the number of Warrant Shares as to which such exercise applies and the calculation therefor. As used herein, "Business Day" shall mean any day on which the New York Stock Exchange (the "NYSE") and commercial banks in the city of New York are open for business. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and the Exercise Price. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment to the Exercise Price pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to the Company's independent accountant within two (2) Business Days following the Exercise Date. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than two (2) Business Days following the day on which such accountant received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

         (c) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

         2. Delivery of Warrant Shares Upon Exercise. Upon receipt of an Exercise Notice pursuant to paragraph 1 above, the Company shall, (A) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, (B) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and
(ii) such later date on which the Company shall have received payment of the Exercise Price, and (C) with respect to Warrant Shares which are disputed as described in paragraph 1(b) above, and required to be delivered by the Company pursuant to the accountant's calculations described therein, the close of business on the third (3rd) Business Day following the determination made pursuant to paragraph 1(b) (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program ("FAST"), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Warrant Shares delivered to the Holder shall not contain any restrictive legend as long as the resale of such Warrant Shares is covered by an effective Registration Statement (as defined in the Registration Rights Agreement), has been made pursuant to Rule 144 under the Securities Act of 1933, as amended, or may be made pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any successor rule or provision.

         3.       Failure to Deliver Warrant Shares.

                  (a) Exercise Default. In the event that the Company fails for any reason to deliver to a Holder certificates representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor and such failure continues for ten (10) Business Days (an "Exercise Default"), the Company shall pay to the Holder payments ("Exercise Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price for the Warrant Shares which are the subject of such Exercise Default multiplied by (iii) the lower of twenty four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to the Holder. Amounts payable under this subparagraph 3(a) shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day of the calendar month immediately following the calendar month in which such amount has accrued.

                  (b) Buy-in. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares in connection with an exercise on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by the Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by the Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise), and the Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief); provided, however, that, in the event, following an Exercise Default, the Corporation delivers to the Holder the Warrant Shares that are required to be issued by the Corporation pursuant to such exercise the Holder shall use commercially reasonable efforts to mitigate any loss incurred by it as a result of such Exercise Default.

                  (c) Reduction of Exercise Price. In the event that a Holder has not received certificates representing the Warrant Shares by the tenth
(10th) Business Day following an Exercise Default, the Holder may, upon written notice to the Company, regain on such Business Day the rights of a Holder of this Warrant, or part thereof, with respect to the Warrant Shares that are the subject of such Exercise Default, and the Exercise Price for such Warrant Shares shall be reduced by one percent (1%) for each day beyond such tenth Business Day in which the Exercise Default continues. In such event, the Holder shall retain all of the Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in subparagraph 3(a) above).

                  (d) Holder of Record. Each Holder shall, for all purposes, be deemed to have become the holder of record of Warrant Shares on the Exercise Date of this Warrant, irrespective of the date of delivery of such Warrant Shares. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

         4.       Exercise Limitations.

         In no event shall a Holder be permitted to exercise this Warrant, or part thereof, with respect to Warrant Shares in excess of the number of such shares, upon the issuance of which, (x) the number of shares of Common Stock beneficially owned by the Holder plus (y) the number of shares of Common Stock issuable upon such exercise would be equal to or exceed 9.99% of the number of shares of Common Stock then issued and outstanding. To the extent that the limitation contained in this paragraph 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder's representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4. The provisions of this Section 4 may not be amended without the approval of the holders of a majority of the Common Stock then Outstanding.

         5. Payment of the Exercise Price. The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

         (a) through a Cash Exercise by delivering immediately available funds.

         (b) if all of the Warrant Shares issuable hereunder are not then eligible for resale pursuant to an effective Registration Statement, through a Cashless Exercise by surrendering this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                  X = Y x (A-B)/A

where:            X = the number of Warrant Shares to be issued to the Holder;

                  Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

                  A = the average of the Closing Bid Prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date; and

                  B = the Exercise Price.

For purposes of Rule 144 under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Issue Date.

         6. Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and, in the case of an event described in Section 6(b) below, the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6. In the event that any adjustment of the Exercise Price or, in the case of an event described in Section 6(b) below, the number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

         (a) Adjustment of Exercise Price upon Issuance of Common Stock below the Exercise Price. In the event that the Company issues Common Stock, whether upon the exercise of rights, warrants, securities convertible or exercisable into Common Stock or otherwise, at a price per share that is (A) lower than the Exercise Price in effect on any date following the Issue Date (a "Dilutive Issuance"), the Exercise Price shall be reduced to such lower price or (B) lower than the Market Price in effect on the date of such issuance (but not lower than the Exercise Price in effect on the date of such issuance, in which case the provisions of clause (A) above will apply) (a "Dilutive Issuance"), the Exercise Price shall be reduced to a price determined by multiplying the Exercise Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance (excluding any shares of Common Stock held in the treasury of the Company), plus
(y) the quotient of the aggregate consideration received by the Company upon such Dilutive Issuance divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Dilutive Issuance. "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding excluding (a) any shares of Common Stock held in the treasury of the Company but including (b) in the case where the Dilutive Issuance comprises the issuance of rights, warrants, options or securities convertible or exercisable into Common Stock ("Convertible Securities"), the maximum total number of shares of Common Stock issuable upon the exercise of the Convertible Securities for which the adjustment is required. In no event shall any adjustment pursuant hereto result in an Exercise Price that exceeds the Exercise Price that would otherwise apply in the absence of such adjustment.

         (b) Subdivision or Combination of Common Stock. If the Company, at any time after the initial issuance of this Warrant, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

         (c) Distributions. If the Company or any of its subsidiaries shall at any time distribute to holders of Common Stock (or to a holder, other than the Company, of the common stock of any such subsidiary) cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year) including any dividend or distribution in shares of capital stock of a subsidiary of the Company (collectively, a "Distribution") then, in any such case, the Holder of this Warrant shall be entitled to receive, at the same time as such assets are received by a holder of such stock, at the option of such Holder, either (A) an amount and type of such Distribution as though such Holder were a holder on the record date therefor of a number of shares of Common Stock into which this Warrant is exercisable as of such record date (such number of shares to be determined at the Exercise Price then in effect and without regard to any limitation on exercise of this Warrant that may exist pursuant to the terms hereof or otherwise), or (B) a reduction in the Exercise Price as of the record date for such Distribution, such reduction to be effected by reducing the Exercise Price in effect on the Business Day immediately preceding such record date by an amount equal to the fair market value of the assets so distributed divided by the number of shares of Common Stock to which such Distribution is made, such fair market value to be reasonably determined in good faith by the Company's Board of Directors.

         (d) Consolidation or Merger. In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exercisable into such class and type of securities or other assets as the Holder would have received had the Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not effect any Corporate Change unless (i) it (or, in the case of a tender offer, the offering party) first shall have given twenty (20) days' notice to the Holder hereof of any Corporate Change and makes a public announcement of such event before or at the same time that it gives such notice (it being understood that the filing by the Company of a Form 8-K for the purpose of disclosing the anticipated consummation of the Corporate Change shall constitute such a notice for purposes of this provision) and (ii) it requires the resulting successor or acquiring entity (if not the Company) to assume by written instrument the obligations of the Company hereunder and under the Purchase Agreement and the Registration Rights Agreement.

         (e) Major Transactions. If the Company shall consolidate or merge with any other corporation or entity (other than a consolidation or merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and unissued in such transaction or such issuances do not exceed fifty percent (50%) of the Common Stock the outstanding) or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), then the holder of this Warrant may, at its option, either (a) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain this Warrant and this Warrant shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, or (b) regardless of whether (a) applies, receive consideration, in exchange for this Warrant upon the surrender thereof (without payment of any exercise price hereunder), equal to the greater of, as determined in the sole discretion of such holder, (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major Transaction Consideration"), to which a holder of the number of shares of Common Stock delivered upon the exercise of this Warrant (pursuant to the cashless exercise feature hereof) would have been entitled upon such Major Transaction had such holder so exercised this Warrant (without regard to any limitations on exercise herein or elsewhere contained) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction, and (ii) cash paid by the Company in immediately available funds in an amount equal to the Black-Scholes Amount (as defined herein) times the number of shares of Common Stock for which this Warrant was exercisable (without regard to any limitations on exercise herein contained and assuming payment of the exercise payment in cash hereunder), and the Company shall make lawful provision for the foregoing as a part of such Major Transaction and shall cause the issuer of any security in such transaction to assume all of the Company's obligations under the Registration Rights Agreement.

         The "Black-Scholes Amount" shall be the amount determined by calculating the "Black-Scholes" value of an option to purchase one share of Common Stock on the applicable page on the Bloomberg online page, using the following variable values: (i) the current market price of the Common Stock equal to the closing trade price on the last trading day before the date of the Notice of the Major Transaction; (ii) volatility of the Common Stock equal to the volatility of the Common Stock during the 100 trading day period preceding the date of the Major Transaction; (iii) a risk free rate equal to the interest rate on the United States treasury bill or treasury note with a maturity corresponding to the remaining term of this Warrant on the date of the Notice of the Major Transaction; and (iv) an exercise price equal to the Exercise Price on the date of the Notice of the Major Transaction. In the event such calculation function is no longer available utilizing the Bloomberg online page, the Holder shall calculate such amount in its sole discretion using the closest available alternative mechanism and variable values to those available utilizing the Bloomberg online page for such calculation function.

         (f) Adjustments; Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this paragraph 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 6. Any adjustment made herein that results in a decrease in the Exercise Price shall also effect a proportional increase in the number of shares of Common Stock into which this Warrant is exercisable.

         (g) Exceptions to Adjustment of Exercise Price. No adjustment to the Exercise Price will be made pursuant to Section 6(a) (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Initial Closing Date (except in the case where the price at which such warrant, option or security is exercised has decreased since the Initial Closing Date as a result of a reset, anti-dilutive adjustment or similar occurrence);
(ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the Board of Directors of the Company; (iii) upon the exercise of the Warrants or the conversion of the Debentures; or (iv) upon the issuance of Common Stock (or securities convertible or exercisable into Common Stock) within sixty (60) days of the Initial Closing Date for an aggregate purchase price not to exceed, individually or in the aggregate, two million dollars ($2,000,000) and with an effective purchase price (or conversion or exercise price, as applicable) per share of Common Stock not less than $0.75.

         7.       Fractional Interests.

                  No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be rounded up or down to the nearest whole number of shares of Common Stock.

         8.       Transfer of this Warrant.

                  The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made in the pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended. Upon such transfer or other disposition, the Holder shall deliver a written notice to Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred or this Warrant is transferred in parts, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) Business Days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares. Notwithstanding the foregoing, no Holder may sell this Warrant (or any portion thereof) to an entity that is a direct competitor of the Company.

         9.       Benefits of this Warrant.

                  Nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant.

         10.      Loss, theft, destruction or mutilation  of Warrant.

                  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         11.      Notice or Demands.

                  Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Warrant shall be in writing and shall be deemed given (i) on a Business Day when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on such Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed to the parties as follows:


                  If to the Company:

                  I-Trax, Inc.
                  One Logan Square
                  130 N. 18th Street, Suite 2615
                  Philadelphia, Pennsylvania 19103
                  Attn:    Frank A. Martin
                  Tel: (215) 557-7488
                  Fax: (215) 557-7820

                  with a copy to:

                  I-Trax, Inc.
                  One Logan Square
                  130 N. 18th Street, Suite 2615
                  Philadelphia, Pennsylvania 19103
                  Attn:  Yuri Rozenfeld, Esq.
                  Tel:  (215) 557-7488
                  Fax:  (215) 557-7820

                  And to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  1735 Market Street, 51st Floor
                  Philadelphia, Pennsylvania 19103
                  Attn:    Gerald J. Guarcini, Esq.
                  Tel:     (215) 864-8625
                  Fax:     (215) 864-8999

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

         12.      Applicable Law.

                  This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of law provisions thereof.

                           [Signature Page to Follow]

                  IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 4th day of February 2002.


                                        I-TRAX, INC.


                                        By:      /s/ Frank A. Martin
                                                 --------------------
                                                 Name: Frank A. Martin
                                                 Title:  Chairman & CEO